UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2015
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) - (b)    The 2015 Annual Meeting of Stockholders of Kimberly-Clark Corporation (the “Corporation”) was held on Thursday, April 30, 2015.

The final results of voting on each of the matters submitted to a vote of security holders at the 2015 Annual Meeting are as follows:

1.
Stockholders elected each of the Corporation’s 11 nominees for director to serve for a term to expire at the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Bergstrom	239,786,680	11,731,467	1,421,421	66,804,147
Abelardo E. Bru	249,470,404	2,805,172	663,992	66,804,147
Robert W. Decherd	245,809,936	6,486,074	643,572	66,804,147
Thomas J. Falk	238,995,047	9,183,124	4,761,411	66,804,147
Fabian T. Garcia	249,016,377	3,250,689	672,516	66,804,147
Mae C. Jemison, M.D.	247,480,140	4,830,259	629,182	66,804,147
James M. Jenness	250,857,450	1,411,910	670,222	66,804,147
Nancy J. Karch	250,557,051	1,730,067	652,464	66,804,147
Ian C. Read	246,197,037	6,059,920	682,625	66,804,147
Linda Johnson Rice	245,681,026	6,630,846	627,710	66,804,147
Marc J. Shapiro	246,238,590	5,269,853	1,431,139	66,804,147

2.
Stockholders ratified the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm to audit the Corporation’s financial statements for 2015, as set forth below.

Votes For	Votes Against	Abstentions
312,844,664	5,101,628	1,797,437

3.	Stockholders approved, on an advisory basis, the Corporation’s named executive officer compensation, as disclosed in its proxy statement for the 2015 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
236,530,683	14,525,942	1,882,956	66,804,147

4.	Stockholders did not approve the stockholder proposal regarding the right to act by written consent described in the Corporation's proxy statement for the 2015 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,054,871	129,718,565	2,165,375	66,804,147

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	May 5, 2015	By:	/s/ Jeffrey P. Melucci
Jeffrey P. Melucci Vice President and Secretary